EXHIBIT 24


                                POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that in connection with the proposed registration on Form S-8 under the Securities Act of 1933, as amended, by Benchmark Electronics, Inc., a Texas corporation (the "Company"), of shares of the Company's Common Stock pursuant to the Company's 2000 Stock Awards Plan (the "Plan") and the related interests in the Plan, the undersigned directors of the Company hereby makes, constitutes and appoints each of Donald E. Nigbor and Cary
T. Fu, with full power to act without the other, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and on the undersigned's behalf and in the undersigned's name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to such securities and any amendments or post-effective amendments thereto and file the same with Securities and Exchange Commission and to sign and file all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, thereby ratifying and confirming all that the sale attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

      IN WITNESS WHEREOF, the undersigned has hereto signed this power of attorney this 23rd day of January, 2001.


                                          /s/ JOHN C. CUSTER
                                              John C. Custer


                                          /s/ STEPHEN A. BARTON
                                              Stephen A. Barton


                                          /s/ PETER G. DORFLINGER
                                              Peter G. Dorflinger


                                          /s/ GERALD W. BODZY
                                              Gerald W. Bodzy


                                          /s/ DAVID H. ARNOLD
                                              David H. Arnold

                                    EX 24 - 1